Exhibit 99.2

O-I Earnings Call 3rd Quarter 2007 October 25, 2007

Third Quarter Highlights During the Quarter: Sold plastics business for $1.825 billion – gain of $1.072 billion Reduced net debt (total debt less cash and short term investments) by $2.0 billion Profitability study led to initial asset impairment and restructuring charge of $62 million 3rd Quarter 2007 Compared with 3rd Quarter 2006: Net sales growth reflected price/mix improvement and currency gain Glass Container Segment Operating Profit up $102 million to $310 million Reduced tax rate reflected mix change and higher U.S. earnings Lower net interest expense from lower net debt GAAP EPS of $6.86 versus $0.02; excluding plastics gain and restructuring charges in both periods, EPS was $0.78 vs. $0.26 Free Cash Flow of $275 million - $222 million higher

Reconciliation of GAAP to non-GAAP Items 3rd Quarter 2007 and 3rd Quarter 2006 $ Millions, except per share amounts Three months ended Sept. 30, Earnings EPS Earnings EPS Net earnings 1,156.5 $ 6.86 $ 8.4 $ 0.02 $ Less gain/earnings from discontinued operations 1,080.9 6.41 0.3 - Earnings from continuing operations 75.6 $ 0.45 $ 8.1 $ 0.02 $ Charge for restructuring and impairment 55.0 0.33 Loss from mark to market effect of natural gas hedge contracts 1.6 0.01 Loss from write-off of finance fees 7.3 0.05 Charge for Godfrey plant closure 27.7 0.18 130.6 $ 0.78 $ 44.7 $ 0.26 $ 168.7 153.9 2006 Items that management considers not representative of ongoing operations (consistent with Segment Operating Profit): Earnings from continuing operations exclusive of items above Diluted Shares outstanding (Millions) 2007

Net Sales Reconciliation Glass Containers $ Millions Glass Containers 3Q 2007 YTD Sept 30, 2007 1,717.5 $ 2006 Net sales 4,951.0 $ 1.2 Sales volume 143.6 95.9 Price and product mix 230.4 113.8 Currency translation 284.4 210.9 Total reconciling items 658.4 1,928.4 $ 2007 Net sales 5,609.4 $

Segment Operating Profit Reconciliation $ Millions 3Q 2007 YTD Sept. 30, 2007 207.6 $ 2006 Glass Segment Operating Profit 594.0 $ 0.3 Sales volume 39.1 91.4 Price and product mix 223.9 19.6 Productivity and production volume 77.5 (29.6) Manufacturing inflation net of cost savings (101.2) (1.1) Warehouse, delivery and other costs (27.4) 9.5 Operating expenses 12.9 8.3 Currency translation 27.2 3.6 All other (3.2) 102.0 Total reconciling items 248.8 309.6 $ 2007 Glass Segment Operating Profit 842.8 $ (31.7) Other retained items (98.3) 277.9 $ 744.5 $ Glass Container Glass Container

EPS Reconciliation 3rd Quarter 2006 vs. 3rd Quarter 2007 0.26 $ 2007 Reconciling items: Sales volume 0.00 Price and product mix 0.32 Productivity and production volume 0.07 Manufacturing inflation net of cost savings (0.10) Warehouse, delivery and other cost of sales (0.00) Operating expenses 0.03 Currency translation 0.03 Net Interest expense 0.04 Minority share owners' interest (0.03) Effective tax rate 0.12 All other 0.04 0.52 0.78 $ 2006 EPS from continuing operations excluding items that management considers not representative of ongoing operations 2007 EPS from continuing operations excluding items that management considers not representative of ongoing operations Total reconciling items

Free Cash Flow ¹ Excludes $12.2 million in 3Q 2007 and $24.4 million in 9 months YTD of assets recorded under the capital lease for the factory in Peru. 2 Management defines Free Cash Flow as cash provided by continuing operating activities plus collections on receivables arising from securitization, less capital spending $ Millions 2007 2006 2007 2006 337.5 $ 121.5 $ Cash provided by (utilized in) continuing operating activities 470.5 $ (121.4) $ - - Collections on receivables arising from consolidation of receivables securitization - 127.3 (62.6) (68.6) Additions to property, plant, and equipment for continuing operations 1 (164.7) (178.7) 274.9 $ 52.9 $ Free Cash Flow 2 305.8 $ (172.8) $ Three months ended Sept. 30, Nine months ended Sept. 30,

Management Working Capital (1) Management working capital = accounts receivable, plus inventory and repair parts, less accounts payable. (2) The working capital values prior to 4Q 2005 have been adjusted to reflect the European accounts receivable securitization program, which was off balance sheet prior to that time. 16.0% 17.0% 18.0% 19.0% 20.0% 21.0% 22.0% 23.0% 24.0% 25.0% 4Q 1Q 2Q 3Q 4Q 2005 2006 2007 Working Capital as % of Last Twelve Months Sales

Debt Maturity Schedule As of September 30, 2007 $ Millions Short-term loans and long-term debt reclassified as short-term or due within one year: 8.875% due 2009(a) $ 567 8.75% due 2012(b) 625 7.35% due 2008 250 Other Short Term(c) 420 Total $1,862 Total cash and short term investments: $1,605 (a) The 2009 bonds were discharged on October 19 per the indenture. (b) The 2012 bonds were called on September 15 and will be retired on November 15. (c) The 2007 maturity is predominantly Accounts Receivable securitization programs. 0 100 200 300 400 500 600 700 800 900 1000 07 08 09 10 11 12 13 14 15 16 17 18 Long Term Short Term Notes Paid in 3Q